EXHIBIT 23.1


Coopers                                             Coopers & Lybrand L.L.P
& Lybrand
                                                    a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of URS Corporation on:

         Form S-3 filed April 15, 1997, of our report dated December 17, 1996, on our audits of the consolidated financial statements of URS Corporation and its subsidiaries as of October 31, 1996 and 1995 and for the years ended October 31, 1996, 1995 and 1994.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California
April 15, 1997




Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.